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                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12

                     NOVAMETRIX MEDICAL SYSTEMS INC.

 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

   [X]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount Previously Paid:

          .....................................................................

    2)    Form, Schedule or Registration Statement No.:

          .....................................................................

    3)    Filing Party:

          .....................................................................

    4)    Date Filed:

          .....................................................................


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                      NOVAMETRIX MEDICAL SYSTEMS INC.

                               URGENT NOTICE





Dear Stockholder:

The Annual Meeting of Stockholders of Novametrix Medical Systems Inc. is scheduled to be held on Monday, November 25, 1996 at 2:00 PM. We have previously sent you proxy material and attempted to contact you by phone to discuss the important meeting agenda. To date we have been unable to reach you and it is extremely important that we discuss this critical meeting with you.

We would appreciate it if you could take a moment and call Mr. Arthur Reynolds at Georgeson & Company, the proxy solicitation firm assisting us in this matter. Please call toll-free at 1-800-533-1038 from 9:00 am to 8:00 pm, Eastern Standard Time, Monday through Friday.

Thank you for your interest in the upcoming stockholders' meeting of Novametrix. We appreciate your cooperation.

Sincerely,



William J. Lacourciere
Chairman of the Board,
President and Chief Executive Officer